Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Number 333-127737) of BankFinancial Corporation, of our report dated March 14, 2006 appearing in this annual report on Form 10-K of BankFinancial Corporation for the year ended December 31, 2005.

/s/    Crowe Chizek and Company LLC

Crowe Chizek and Company LLC

Oak Brook, Illinois

March 23, 2006